Exhibit 99.2

Lomotif Pte. LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2021 and December 31, 2020

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$2,049,642	$462,320
Receivables	169,037	167,234
Prepaid Expenses and Other Current Assets	373	747
Total current assets	2,219,052	630,301
Net property and equipment	94,038	62,833
Operating lease right-of-use asset, net	19,035	87,300
Deposits	37,792	38,194
Total assets	$2,369,917	$818,628

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$1,640,362	$1,456,429
Current portion of operating lease obligation	20,212	90,564
Total current liabilities	1,660,574	1,546,993

Paycheck Protection Program loan	-	65,700
Convertible Notes	5,072,101	1,470,321
Operating lease obligation, net of current portion	-	-
Total liabilities	6,732,675	3,083,014

Shareholders’ (deficit) equity
Common stock, no par value;
686,300 shares issued and outstanding at December 31, 2020
1,030,050 shares issued and outstanding at December 31, 2019	-	-
Preferred stock, no par value;
798,293 shares issued and outstanding at December 31, 2020 and 2019	-	-
Additional paid in capital	11,053,213	9,758,219
Accumulated deficit	(15,415,971)	(12,022,605)
Total shareholders’ deficit	(4,362,758)	(2,264,386)
Total liabilities and shareholders’ equity	$2,369,917	$818,628

The accompanying notes are an integral part of these condensed consolidated financial statements.

Lomotif Pte. LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2021 and

For the Six Months Ended June 30, 2020

	2021	2020

Operating expenses	$3,334,165	$1,591,427
Operating loss	(3,334,165)	(1,591,427)
Other income (expense)
Interest income	1,782	264
Interest expense	(153,596)	-
Grant income	26,450	75,657
Waiver of loan	65,700	-
Other	463	6,511
Total other income (expense), net	(59,201)	82,432

Net comprehensive loss	$(3,393,366)	$(1,508,995)

The accompanying notes are an integral part of these condensed consolidated financial statements

Lomotif Pte. LTD.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ (DEFICIT) EQUITY

For the Period from January 1, 2021 through June 30, 2021 and

For the Period from January 1, 2020 through June 30, 2020

	Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity

Balances, January 1, 2020	$8,915,793	$(7,424,207)	$1,491,586
Issuance of warrants	120,505	-	120,505
Stock-based compensation	44,891	-	44,891
Net comprehensive loss	-	(1,508,995)	(1,508,995)
Balances, June 30, 2020	9,081,189	(8,933,202)	147,987

Balances, January 1, 2021	9,758,219	(12,022,605)	(2,264,386)
Beneficial conversion feature on convertible notes issued	1,150,000	-	1,150,000
Issuance of warrants	100,420	-	100,420
Stock-based compensation	44,574	-	44,574
Net comprehensive loss	-	(3,393,366)	(3,393,366)
Balances, June 30, 2021	$11,053,213	$(15,415,971)	$(4,362,758)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Lomotif Pte. LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS, BASIS OF PRESENTATION, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and Basis of Presentation

Lomotif Private Limited (“Lomotif”) was established in Singapore in 2014. Lomotif is a short format video sharing social networking platform that enables users to create, share, and watch short music videos with friends and has a patented technology for mixing and video editing.

Principles of Consolidation

The consolidated financial statements include the accounts of Lomotif Private Limited and Lomotif, Inc. its wholly owned subsidiary (collectively, the “Company”). Lomotif, Inc. operates within the United States of America. All significant intercompany accounts and transactions have been eliminated in consolidation.

Risk and Economic Uncertainties

The outbreak of a novel coronavirus (COVID 19), which the World Health Organization declared in March 2020 to be a pandemic, continues to spread throughout the United States of America and the globe. Many Government officials issued temporary Executive Orders that, among other stipulations, effectively prohibited in person work activities for most industries and businesses, having the effect of suspending or severely curtailing operations. The extent of the ultimate impact of the pandemic on the Company’s operational and financial performance will depend on various developments, including the duration and spread of the outbreak, and its impact on customers, employees, and vendors, all of which cannot be reasonably predicted at this time. While management reasonably expects the COVID 19 outbreak to negatively impact the Company’s financial condition, operating results, and timing and amounts of cash flows, the related financial consequences and duration are highly uncertain.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and revenues and expenses during the year. Actual results could differ from those estimates. Significant estimates include but are not limited to the debt conversion features, stock-based compensation and the carrying value of long-lived assets.

Grant Income

The Singapore government approved the Job Support Scheme on February 18, 2020 in response to the COVID 19 pandemic. The Company was the recipient of an economic support grant of approximately $27,000 during 2021 as a result of this legislative act.

Lomotif Pte. LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Content Costs

Content costs are mostly related to payments to content providers from whom the Company license video and music to increase engagement on the platform. For licensed video, the cost per title is expensed when the title is accepted and available for viewing if the capitalization criteria are not met. Video content costs that meet the criteria for capitalization were not material to date. For licensed music, the license fees are expensed over the contractual license period.

Software Development Costs

Software development costs, including costs to develop software products or the software component of products to be marketed or sold to external users, are expensed before the software or technology reach technological feasibility, which is typically shortly before the release of such products. Development costs that meet the criteria for capitalization were not material to date.

Advertising Expense

Advertising costs are expensed when incurred and are included in operating expenses on the consolidated statements of operations. The Company did not incur advertising expenses for the six months ended June 30, 2020. The Company incurred advertising expenses of $386,465 for the six months ended June 30, 2021.

Functional Currency

In 2021, the functional currency of Lomotif is U.S. dollars. (Losses) and gains resulting from foreign exchange transactions were ($23,354) for the six months ended June 30, 2021. The Company did not have (losses) and gains resulting from foreign exchange transactions in 2020, respectively. These gains and (losses) are recorded in other income, net on the consolidated statements of operations.

Income Taxes

The Company is subject to income taxes in the United States and foreign jurisdictions. Significant judgement is required in determining the provision for income taxes, income tax assets and liabilities, including evaluating uncertainties in the application of accounting principles and complex tax laws.

Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement and federal and state income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes arise from temporary basis differences. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.

Management has analyzed the Company’s income tax filing positions in the foreign, federal, and state jurisdictions where it is required to file income tax returns, for all open tax years in these jurisdictions, to identify potential uncertain tax positions and has concluded that as of June 30, 2021, there are no uncertain income tax positions taken or expected to be taken that would require recognition of a liability or disclosure in the consolidated financial statements. While the Company is subject to routine audits by taxing jurisdictions, there are currently no audits for any tax periods in progress.

Lomotif Pte. LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. OPERATING MATTERS

Subsequent to December 31, 2020, the Company issued convertible notes to its Acquirer (Note 10) and Parent (Note 10), amounting to $2,500,000 and $2,000,000, respectively. The Company believes, that as a result of this transaction, it currently has sufficient cash and other resources to meet its funding requirements over the next year from the date of issuance of these consolidated financial statements.

3. SUBSEQUENT EVENTS

In preparing these consolidated financial statements, management has evaluated, for potential recognition or disclosure, significant events or transactions that occurred during the period subsequent to December 31, 2020, the most recent consolidated balance sheet presented herein, through July 30, 2021, the date these consolidated financial statements were available to be issued. No significant such events or transactions were identified, other than the matters noted in Note 9 and below.

In February 2021, the Company became a subsidiary of another entity incorporated in the United States (the “Acquirer”) as the Acquirer obtained 80% controlling interest of the Company. In July 2021, the Acquirer novated its interest in the Company to the Acquirer’s subsidiary (the “Parent”) (the Strategic Sale”).

In July 2021, in connection with the closing of the Strategic Sale, based on the options granted to them prior to 31 December 2020, the founders and certain advisors exercised 65% of their vested options while the ex-employees exercised all their vested options. In July 2021, new options were granted to existing employees and 65% of these options vested and were exercised. As of July 30, 2021, there were unvested options on 225,257 ordinary shares of the Company.

In the same month of July 2021, the warrant holder (Note 4) exercised their warrants for 50,787 ordinary shares of the Company’s common stock. Simultaneously, the Company issued new warrants to the warrant holder for 33,480 ordinary shares in exchange for extension and amendments to the license agreement that the Company previously entered into.